UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2015

Oracle Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35992	54-2185193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California 94065

(Address of principal executive offices) (Zip Code)

(650) 506-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 18, 2015, Oracle Corporation (“Oracle”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). Below is a brief description of each matter submitted to a vote at the Annual Meeting, as well as the number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter. For more information about these proposals, please refer to Oracle’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on September 25, 2015.

Proposal No. 1: Election of Directors

The stockholders elected each of the following persons as a director to hold office until the 2016 Annual Meeting of Stockholders and until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey S. Berg	2,689,085,269	836,525,368	376,389,522
H. Raymond Bingham	2,436,958,151	1,088,652,486	376,389,522
Michael J. Boskin	2,438,253,085	1,087,357,552	376,389,522
Safra A. Catz	2,852,121,958	673,488,679	376,389,522
Bruce R. Chizen	2,449,131,780	1,076,478,857	376,389,522
George H. Conrades	2,464,612,144	1,060,998,493	376,389,522
Lawrence J. Ellison	2,811,306,416	714,304,221	376,389,522
Hector Garcia-Molina	2,801,980,590	723,630,047	376,389,522
Jeffrey O. Henley	2,815,575,125	710,035,512	376,389,522
Mark V. Hurd	2,851,281,306	674,329,331	376,389,522
Leon E. Panetta	3,468,219,651	57,390,986	376,389,522
Naomi O. Seligman	2,455,133,204	1,070,477,433	376,389,522

Proposal No. 2: Re-approval of the Oracle Corporation Executive Bonus Plan

The stockholders re-approved the Oracle Corporation Executive Bonus Plan, with 3,290,469,345 shares in favor, 229,278,122 shares against, 5,863,170 shares abstaining and 376,389,522 broker non-votes.

Proposal No. 3: Advisory Vote to Approve Executive Compensation

The stockholders cast an advisory vote to approve executive compensation as follows: 1,695,437,965 shares in favor, 1,811,050,877 shares against, 19,121,795 shares abstaining and 376,389,522 broker non-votes.

Proposal No. 4: Ratification of Selection of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Ernst & Young LLP as Oracle’s independent registered public accounting firm for the fiscal year ending May 31, 2016, with 3,866,819,604 shares voting in favor, 27,914,476 shares against and 7,266,079 shares abstaining.

Proposal No. 5: Stockholder Proposal Regarding Renewable Energy Targets

The stockholders defeated a stockholder proposal requesting that Oracle set company-wide quantitative targets by March 2016 to increase renewable energy sourcing and/or production, with 140,358,755 shares in favor, 2,974,977,716 shares against, 410,274,166 shares abstaining and 376,389,522 broker non-votes.

Proposal No. 6: Stockholder Proposal Regarding Proxy Access

The stockholders approved a stockholder proposal requesting that Oracle’s Board of Directors (the “Board”) adopt, and present for stockholder approval, a “proxy access” bylaw, with 1,929,004,084 shares in favor, 1,576,837,057 shares against, 19,769,496 shares abstaining and 376,389,522 broker non-votes.

Proposal No. 7: Stockholder Proposal Regarding Quantifiable Performance Metrics

The stockholder proposal regarding quantifiable performance metrics was withdrawn by the stockholder proponents prior to the Annual Meeting and therefore was not voted upon at the Annual Meeting.

Proposal No. 8: Stockholder Proposal Regarding Amendment of Governance Guidelines

The stockholders defeated a stockholder proposal requesting that the Board amend Oracle’s Corporate Governance Guidelines to strike certain sentences and add a new section on stockholder engagement, with 1,231,682,428 shares in favor, 2,281,224,444 shares against, 12,703,765 shares abstaining and 376,389,522 broker non-votes.

Proposal No. 9: Stockholder Proposal Regarding Vote Tabulation

The stockholders defeated a stockholder proposal requesting that the Board amend Oracle’s governing documents to provide that all matters presented to stockholders, other than the election of directors, be decided by a simple majority of the shares voted FOR and AGAINST an item, with 339,035,511 shares in favor, 3,172,001,021 shares against, 14,574,105 shares abstaining and 376,389,522 broker non-votes.

Proposal No. 10: Stockholder Proposal Regarding Lobbying Report

The stockholders defeated a stockholder proposal requesting that the Board authorize the preparation of a lobbying report, to be updated annually, with 942,884,719 shares in favor, 2,206,514,531 shares against, 376,211,387 shares abstaining and 376,389,522 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Dated: November 20, 2015	By:	/s/ Dorian Daley
		Name:	Dorian Daley
		Title:	Executive Vice President, General Counsel and Secretary